UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2022

iCap Vault 1, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-236458	83-1413280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3535 Factoria Blvd. SE, Suite 600, Bellevue, WA	98006
(Address of principal executive offices)	(Zip code)

(425) 278-9030

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Securities registered pursuant to Section 12(g) of the Act: N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

On April 8, 2022, iCap Vault 1, LLC (the “Company,” “we,” “our” or “us”) notified Francis Gannon of his termination, effective May 8, 2022, from his positions as Chief Financial Officer of the Company, a manager of the Company, Chief Financial Officer of Vault Holding 1, LLC, a wholly owned subsidiary of the Company (“Holding 1”), a manager of Holding 1, and a Board Member of iCap Vault Management, LLC, the Company’s manager (the “Manager”). Chris Christensen, Chief Executive of the Company, a manager of the Company, Chief Executive Officer of Holding 1, and a manager of Holding 1, has been appointed as the Company’s and Holding 1’s principal financial officer and principal accounting officer.

Chris Christensen, age 46, has served as the Chief Executive Officer and a manager of the Company and Holding 1 since July 30, 2018 and April 28, 2020, respectively, and Chief Executive Officer and Board Member of the Manager since November 2018. Since 2011, he has served as the Chief Executive Officer of iCap Enterprises, Inc., the Company’s sponsor (“iCap Enterprises”). From August 2007 to August 2011, Chris Christensen served as President of Altius Development, Inc., the predecessor to iCap Enterprises. He brings knowledge and experience in the legal, finance and real estate industries, where he previously served as a licensed attorney. His experience in financial structuring, legal compliance, and fund management will help the Company achieve its goals of providing a reliable investment experience for its investors. Chris Christensen is a graduate of the University of Utah with a B.S. in Economics in May 2001, Seattle University School of Law with a J.D. in May 2004, and Seattle University Albers School of Business and Economics with a Master of International Business degree in November 2005. Chris Christensen was joined as a party to a civil lawsuit initiated in July 2014 claiming Breach of Contract, in which he won on all claims against him, the claims were dismissed, and he was awarded attorney’s fees. Chris Christensen is the brother of Jim Christensen, Chief Operating Officer and a manager of the Company and Holding 1, and a Board Member of the Manager. Chris Christensen does not hold, and has not previously held, any directorships in any reporting companies.

Certain Relationships and Related Transactions

Funding of iCap

Chris Christensen is the individual responsible for funding iCap Enterprises and is also able to control the activities of all of the iCap Enterprises entities as well as our Company. Chris is also the Chief Executive Officer and a manager of the Company, Holding, and Holding 1 and a member of the Board of Managers of our Manager. He owns a majority interest in the entities that control the Company, Holding, and Holding 1 and has the ability to select or replace members of the Board of Managers of our Manager, as well as any officers of the Company, Holding, and Holding 1 and our Manager.

Operating Agreement and Fees Paid to Affiliates

In return for the provision of the services by Manager and for the other actions of the Manager under the Operating Agreements, the Company will pay the Manager an aggregate annual management fee equal to (i) 1.30% of the outstanding aggregate principal balances of the Company’s public notes and (ii) 1.00% of the outstanding aggregate principal balance of the private notes offered pursuant to that certain Private Placement Memorandum of the Company dated October 1, 2018. The Management Fee will be paid in arrears on the last day of each calendar quarter and will be calculated on the average daily outstanding principal balances of the Notes and during the applicable quarter. There were $140,959 and $13,972 in management fees incurred during the years ended December 31, 2021 and 2020, respectively.

In return for listing services in connection with the 2021 acquisition of VH 1121 14th, LLC, the Company paid $38,750 of commissions to an affiliate real estate brokerage.

The Manager or an affiliate of the Manager may elect to pay any Company expenses, in which event the Company will reimburse such party for those out-of-pocket costs.

The Manager may charge the Company, Holding 1 or any of their subsidiaries an underwriting fee to cover the costs of due diligence and underwriting involved in closing a real estate purchase or disposition. The underwriting fee will be paid at the time of purchase or disposition and will be non-refundable. Additionally, in the event the Company, Holding 1 or the Manager acquires or becomes an affiliate of a real estate brokerage company, the Company and Holding 1 may pay customary brokerage fees to such entity for the acquisition or disposition of the Company’s and Holding 1’s assets.

If the Manager, or an affiliate of the Manager, the Company and Holding 1, guarantees, whether personally or otherwise, a loan, bond or other obligation, including an indemnification agreement, of the Company, Holding 1 or any of their subsidiaries, such guarantor will be entitled to receive from the benefiting entity an annual fee equal to 1% of the total amount of the credit facility, bond amount, or other obligation subject to the guarantee.

Beneficial Owner of Affiliated Entities

Chris Christensen is the indirect beneficial owner of all of the iCap Enterprises affiliated entities. He is the individual responsible for funding iCap Enterprises and is also able to control the activities of all of the iCap Enterprises’ entities, as well as the Company, Holding 1 and the Manager. Chris Christensen could have conflicts with his personal real estate investments and the collection of real estate constituting Portfolio Investments, or Chris Christensen could simply stop funding iCap Enterprises and cause it to cease to exist.

Our Affiliates’ Interests in Other iCap Entities

General

The officers and board members of the Manager, including Chris Christensen, and the key professionals of iCap Enterprises who perform services for us on behalf of the Manager are also officers, board members, managers, and/or key professionals of iCap Enterprises and other iCap Enterprises’ entities. These persons have legal obligations with respect to those entities that are similar to their obligations to us. In the future, these persons and other affiliates of iCap Enterprises may organize other real estate acquisition programs and acquire for their own account real estate. In addition, iCap Enterprises may grant equity interests in the Manager, iCap Enterprises, or any of the iCap Enterprises’ subsidiaries to certain management personnel performing services.

Allocation of Our Affiliates’ Time

We rely on iCap Enterprises and its key professionals who act on behalf of the Manager, including Chris Christensen, for the day-to-day operations of our business. Chris Christensen is also the Chief Executive Officer of the Manager, and is an officer of the other iCap Enterprises’ entities. As a result of his interests in other iCap Enterprises’ entities, his obligations to other investors and the fact that he engages in and will continue to engage in other business activities on behalf of himself and others, he will face conflicts of interest in allocating his time among us, the Manager and other iCap Enterprises’ entities and other business activities in which he is involved. However, we believe that he will devote adequate time to the Company. We also believe that the Manager and its affiliates have sufficient professionals to fully discharge their responsibilities to the iCap Enterprises’ entities for which they work.

Investments with Affiliate Entities

When assembling our Portfolio Investments, we will from time to time enter into transactions with affiliates of the Manager. These transactions may include the purchase of real estate owned by an affiliate, the sale of real estate to an affiliate, a loan to an entity owned or controlled by an affiliate including an existing fund entity, the use of affiliate owned property as collateral or security for a financial instrument of an affiliate, the use of one or more Portfolio Investment properties as collateral for an obligation of, or an obligation that benefits, an affiliate, the guaranty by Holding 1 of a loan or other obligation involving an affiliate, the purchase, restructure, or other payoff of notes or other securities owned by creditors of an affiliate, payment for services performed by affiliates, and loans to affiliate fund entities that invest in real estate strategies. Although each of these potential transactions is subject to audits and reporting, investors should understand that the transactions will not necessarily be executed at arms-length, may be on terms less favorable than market conditions would otherwise allow, and may cause the Company to lose money.

Holding entered into a $2,000,000 loan agreement on April 23, 2021 with individuals who are minority co-owners of an affiliated entity, in exchange for a promissory note bearing 8% interest and secured by a deed of trust on property owned by the borrower. Through December 31, 2021, $2,000,000 of the note was distributed, of which $52,000 was retained by the Company as an interest reserve. From the initial draw on this facility, $150,000 was held as interest reserve by the Company. As of December 31, 2021, the total amount of the note outstanding, net of the interest reserve, was $1,948,000. Interest income of $98,000 was recognized for the year ended December 31, 2021.

On October 13, 2020, Holding entered into a loan agreement with Colpitts Sunset, LLC, an affiliated entity, in exchange for a promissory note secured by a deed of trust on property owned by Colpitts Sunset, LLC. The promissory note bears interest at 10% per annum and was amended to increase the maximum available under the facility and its maturity date on January 14, 2021 and again on April 15, 2021. The January 14, 2021 amendment extended the maturity date to June 30, 2021 and increased the total available principal from the facility to $1,500,000 of the note. The April 15, 2021 amendment extended the maturity date to April 1, 2023 and increased the total available principal from the facility to $3,500,000 of the note. Outstanding principal plus accrued interest from this facility was $3,739,777 and $871,232 as of December 31, 2021 and 2020, respectively, of which $291,160 and $7,200, respectively, of interest has been accrued. The Company recognized interest income of $283,959 and $7,200 related to this note, as amended, for the years ended December 31, 2021 and 2020, respectively.

On May 17, 2021, Holding entered into a $1,200,000 loan agreement with 725 Broadway, LLC, an affiliated entity, in exchange for a promissory note secured by a deed of trust on property owned by 725 Broadway, LLC. The note bears interest at 10% per annum and matures December 1, 2022. On December 4, 2021, Holding entered into an amendment to the loan agreement to increase the amount outstanding to $2,700,000. Outstanding principal plus accrued interest from this facility was $2,647,429, net of a holdback reserve of $133,988, on December 31, 2021. The Company recognized interest income of $81,417 related to this note for the year ended December 31, 2021.

On September 30, 2021, Holding entered into a $2,000,000 loan agreement with CS2 Real Estate Development, LLC (“CS2”), an affiliated entity, in exchange for a promissory note secured by a deed of trust on property owned by CS2. The note bears interest at 12% per annum and matures on September 1, 2022, which date can be extended by written request from CS2, for up to two additional three-month periods. As of December 31, 2021, the total amount of principal plus accrued interest outstanding under this note was $2,058,000. The Company recognized interest income of $58,000 related to this note for the year ended December 31, 2021.

On October 15, 2021, Holding purchased a note receivable that was secured by a deed of trust from iCap Brislawn, LLC, an entity that is owned by iCap Northwest Opportunity Income Fund LLC, an affiliated entity, for $1,069,895. The note bore interest at 10% and was repaid with interest for $1,073,267 by December 31, 2021.

Duties Owed by Some of Our Affiliates to the Manager and the Manager’s Affiliates

The Manager’s officers and members of its board of managers and the key professionals of iCap Enterprises performing services on behalf of the Manager, including Chris Christensen, are also officers, board members, managers and/or key professionals of:

●	iCap Enterprises, Inc., which is the sole member of iCap Vault, LLC and iCap Equity, LLC;

●	iCap Equity, LLC;

●	iCap Vault Management, LLC, which is our Manager;

●	iCap Vault, LLC, which is the sole member of the Company; and

●	Holding and Holding 1, which will hold many of our assets.

As a result, they owe duties to each of these entities, their equity holders, members and limited partners. These duties may from time to time conflict with the duties that they owe to us.

Certain Conflict Resolution Measures

Other Operating Agreement Provisions Relating to Conflicts of Interest

Our Operating Agreements contain other restrictions relating to conflicts of interest including the following:

Term of the Manager. Our Operating Agreements provides that the Manager will serve as our manager, but that the Manager may be removed or replaced by a vote of the members holding a majority of the units.

Other Related Party Transactions

As of December 31, 2021 and December 31, 2020, the Company holds related party receivables of $1,440 and $170,591, respectively. These receivables are related to payments of expenses made on behalf of affiliated entities. These receivables are non-interest bearing and are due on the Company’s demand of payment.

Amounts due to affiliated entities inclusive of direct expenses paid by affiliated entities, and management fees accrued, are included in the related party payables of $84,461 and $7,644 on the consolidated balance sheets at December 31, 2021 and 2020, respectively. These payables are non-interest bearing and due on the affiliated companies’ demand of payment. At December 31, 2021 and 2020 there exists a concentration of payables to related parties of approximately 45% and 14%, respectively.

The Company purchased investment properties from affiliated entities under common control for an aggregate purchase price of $7,337,436 with a carrying value of $6,616,678 during the year ended December 31, 2021. The excess of the purchase price over the carrying value of the investments increased member’s deficit by $720,758.

The table below represents private notes issued to management and affiliated entities

	December 31, 2021	December 31, 2020
Chief Executive Officer (CEO)	$1,073	$1,051
iCap International Investments, LLC (joint venture controlled by the CEO)	10,159,918	-
Employees of affiliated entities	1,133	875
Total related party Private Notes	$10,162,124	$1,926

Additionally, other non-key management employees of affiliated entities held $93,261 and $19,342 of the private notes and public notes, which are included in the private and public placement demand notes on the consolidated balance sheets as of December 31, 2021 and 2020, respectively.

On September 30, 2020, iCap Vault, LLC made an additional capital contribution of $1,535,000 into the Company. The contribution consisted of 1,150,000 in cash and non-cash settlement of related party debt of $385,000. iCap Enterprises, the sole member of iCap Vault, LLC, assumed debt of the Company due to iCap Investments, LLC, an affiliate of the Company and iCap Vault, LLC, in the amount of $385,000. This assumption of debt constituted a part of the $1,535,000 capital contribution to iCap Vault, LLC from iCap Enterprises, Inc.; concomitantly, iCap Vault, LLC made a $1,535,000 capital contribution to the Company. No additional membership interests were issued by the Company to iCap Vault, LLC in connection with this additional capital contribution.

The Manager does not have independent managers on its Board of Managers.

Chris Christensen will not receive any additional compensation for his services as principal financial officer and principal accounting officer. The Company does not have any employees and does not currently intend to hire any employees who will be compensated directly by the Company. Each of the executive officers of the Manager, including Chris Christensen, receives compensation for his or her services, including services performed for the Company on behalf of the Manager, from iCap Enterprises, the Company’s sponsor. As executive officers of the Manager, these individuals, including Chris Christensen, manage the Company’s day-to-day affairs and acquire, maintain, promote and sell the assets constituting the portfolio investments. Although the Company indirectly bears some of the costs of the compensation paid to these individuals, through fees the Company pays to the Manager, the Company does not intend to pay any compensation directly to these individuals.

The Company does not compensate anyone on the board of managers of the Manager, including Chris Christensen.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

iCap Vault 1, LLC

Dated: April 12, 2022	/s/ Chris Christensen
	By:	Chris Christensen
	Its:	Chief Executive Officer